UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2022

The AZEK Company Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39322	90-1017663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 W Fulton Street 350 Chicago, Illinois		60607
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 275-2935

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	AZEK	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On May 10, 2022, The AZEK Company Inc. (the “Company”) released earnings information for the quarter ended March 31, 2022 as well as third quarter and fiscal year 2022 guidance. A copy of the press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instructions B.2 of Form 8-K, the information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2022, the Company announced that Jonathan Skelly, currently the Company’s Senior Vice President, Customer Experience, has been appointed President, Residential Segment, effective as of July 1, 2022.  Mr. Skelly will succeed Jose Ochoa, who will step down as President, Residential Segment, effective July 1, 2022.  Additionally, on May 9, 2022, the Company announced that Morgan Walbridge, currently the Company’s Vice President, Deputy Chief Legal Officer and Assistant Secretary, has been appointed Senior Vice President, Chief Legal Officer and Secretary, effective as of June 1, 2022.  Ms. Walbridge will succeed Paul Kardish who will step down as Senior Vice President, Chief Legal Officer and Secretary, effective as of June 1, 2022. Each of Mr. Ochoa and Mr. Kardish have agreed to continue to be employed by the Company in an advisory capacity to ensure a smooth transition of such roles and to provide such other services from time to time as the Company may request.

A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 8.01 Other Events.

On May 5, 2022, the Company’s Board of Directors authorized the Company to repurchase up to $400 million of the Company’s Class A common stock (the “Class A Common Stock”). The program allows the Company to repurchase its shares opportunistically from time to time. Purchases may be effected through one or more open market transactions, privately negotiated transactions, transactions structured through investment banking institutions, accelerated share repurchases or tender offers, some of which may be effected through Rule 10b5-1 plans, or a combination of the foregoing. The timing of repurchases will depend upon several factors, including market and business conditions, and repurchases may be discontinued at any time. As part of the program, the Company intends to enter into a $50 million accelerated share repurchase and repurchase the remaining $350 million over time.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release, dated May 10, 2022
99.2	Press release, dated May 9, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The AZEK Company Inc.

Date: May 10, 2022	By:	/s/ Peter Clifford
Peter Clifford
Senior Vice President and Chief Financial Officer

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